Exhibit 3.6

BYLAWS
OF
ADCARE HEALTH SYSTEMS, INC.

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ARTICLE I
OFFICES AND AGENT
1.01    Registered Office and Agent. AdCare Health Systems, Inc. (the “Corporation”) shall continuously maintain in the State of Georgia a registered office that may be the same as any of the Corporation’s places of business. In addition, the Corporation shall continuously maintain a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the State of Georgia, a domestic corporation or nonprofit domestic corporation, or a foreign corporation or nonprofit foreign corporation authorized to transact business in the State of Georgia.
1.02    Other Offices. In addition to having a registered office, the Corporation may have other offices, located in or out of the State of Georgia, as the Corporation’s Board of Directors (“Board of Directors”) may designate from time to time.
ARTICLE II
MEETINGS OF SHAREHOLDERS
2.01    Annual Meetings. The Corporation shall hold a meeting of shareholders annually at a time designated by the Board of Directors for the purpose of electing directors and transacting any other business that may properly come before the shareholders. If the Corporation does not hold an annual meeting as provided in this Section, any business, including the election of directors, that might properly have been acted upon at an annual meeting may be acted upon by the shareholders at a special meeting held in accordance with these Bylaws or in accordance with a court order.
2.02    Special Meetings. Special meetings of shareholders may be called at any time by: (i) the Board of Directors in accordance with Section 4.06; (ii) the Chairman of the Board of Directors; (iii) the Chief Executive Officer of the Corporation; or (iv) the holders of twenty-five percent (25%) of the votes entitled to be cast on any issue proposed to be considered at such special meeting following delivery by such holders to the Secretary of the Corporation of one or more signed and dated written requests setting forth the purposes of such meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 2.04 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).
2.03    Place of Meetings. The Corporation may hold shareholders’ meetings, both annual and special, at any place in or out of the State of Georgia except that the Corporation shall hold any meeting at the place set forth in the notice of the meeting or, if the meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice. If no place is specified in the notice or the waiver of notice, the Corporation shall hold the meeting at the Corporation’s principal office.
2.04    Notice of Meetings. The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholder’s meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless the Georgia Business Corporation Code, as amended (the “Code”), or the Articles of Incorporation require otherwise, the Corporation shall notify only those shareholders entitled to vote at the meeting who have not waived, in accordance with Section 5.02, the right to receive notice. In the case of an annual meeting, the notice need not state the purposes of the meeting unless the Articles of Incorporation or the Code provide otherwise. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Notwithstanding the foregoing, as and to the extent permitted by Section 14-2-705(f) of the Code, the Corporation need not provide any notice required by this Section 2.04 to a shareholder to whom: (i) notices of two (2) consecutive annual meetings; or (ii) all (and at least two (2)) payments of dividends or interest on securities or dividend reinvestment confirmations during a twelve (12) month period have been mailed addressed to the shareholder’s address shown in the Corporation’s current record of shareholders and have been returned as undeliverable. Any action or meeting which shall be taken or held without notice to any such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation written notice setting forth such shareholder’s then current address, the requirement that notice be given to such shareholder shall be reinstated. If the action taken by the Corporation requires the filing of a document under any provision of the Code, the document need not state that notice was not given to shareholders to whom notice was not required to be given pursuant hereto.
2.05    Voting Group. The term “voting group” means all shares of one or more classes or series that, under the Code or the Articles of Incorporation, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Code or the Articles of Incorporation to vote generally on the matter are for that purpose a single voting group.
2.06    Quorum for Voting Groups. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter. Unless the Code or the Articles of Incorporation require otherwise, one-third (1/3) of the votes (as represented by person or by proxy) entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting as provided in Section 7.07.
2.07    Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the Articles of Incorporation, or Bylaws adopted by shareholders under Section 14-2-1021 of the Code require a greater number of affirmative votes. If the Code or the Articles of Incorporation provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section and in Sections 2.05 and 2.06. If the Code or the Articles of Incorporation provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this Section 2.07 and in Sections 2.05 and 2.06. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

2.08    Voting for Directors. Unless otherwise provided in the Articles of Incorporation or the Code, directors are elected in accordance with Section 3.02. Shareholders do not have a right to cumulate their votes for directors unless the Articles of Incorporation so provide.
2.09    Voting of Shares. Unless the Code or the Articles of Incorporation provide otherwise, each outstanding share having voting rights is entitled to one vote on each matter voted on at a meeting of shareholders.
2.10    Proxies.
(a)    A shareholder may vote his or her shares in person or by proxy. For a shareholder to vote shares by proxy, a shareholder or his or her agent or attorney in fact shall appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that is suitable for the retention, retrieval and reproduction of information by the recipient. An electronic transmission must contain or be accompanied by information from which it can be determined that the shareholder, the shareholder’s agent or the shareholder’s attorney in fact authorized the electronic transmission. An appointment of proxy is effective when a signed appointment form or electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless the appointment form expressly provides for a longer period. Any copy, facsimile transmission, or other reliable reproduction of the writing or electronic transmission created pursuant to this Section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.
(b)    An appointment of proxy is revocable or irrevocable as provided in the Code.
(c)    If any person questions the validity of an appointment of proxy, that person shall submit the appointment form for examination to the secretary of the shareholders’ meeting or to a proxy officer or committee appointed by the presiding officer at the meeting. The secretary, proxy officer, or committee, as the case may be, will determine the appointment form’s validity. The secretary’s reference in the meeting’s minutes to the regularity of the appointment of proxy will be prima facie evidence of the facts stated in the minutes for establishing a quorum at the meeting and for all other purposes.
2.11    Chairman of the Board; Conduct of Meetings. The Chairman of the Board shall preside over every shareholder’s meeting unless these Bylaws or the Board of Directors designate another person to preside at a meeting. The person presiding at a meeting may appoint any persons he or she deems necessary to assist with the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of a meeting of shareholders as it shall deem appropriate. Subject to such rules and regulations as the Board of Directors may adopt, at any meeting of shareholders, the person presiding at the meeting may establish the rules of order and procedures governing the conduct of business at such meeting, and do all such acts as, in the judgment of the presiding person, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding at the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting whether any nomination or any other item of business proposed to be brought before the meeting has been properly made or properly brought before the meeting, as the case may be, and, if such presiding person should so determine, shall so declare to the meeting that no action shall be taken on such nomination or such other proposal, and such nomination or such other proposal shall be disregarded and not be considered.
2.12    Inspectors. The Corporation shall appoint one or more inspectors to act at a meeting of shareholders and to make a written report of the inspectors’ determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting, determine the validity of proxies and ballots, count all votes and determine the result. An inspector may be an officer or employee of the Corporation.
2.13    Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than one hundred twenty (120) days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.
2.14    Action by Shareholders Without a Meeting. Action required or permitted by the Code to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.

ARTICLE III
THE BOARD OF DIRECTORS
3.01    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors and those committees of the Board of Directors established pursuant to Section 3.06 of these Bylaws, subject to any limitation set forth in the Articles of Incorporation, Bylaws approved by the shareholders, or agreements among the shareholders that are otherwise lawful.
3.02    Number, Election and Term of Office. The number of directors of the Corporation shall be no less than three (3) and no greater than twelve (12) and may be fixed by resolution of the Board of Directors from time to time. The directors shall be divided into three classes: Class I, Class II and Class III, each consisting, as nearly equal in number as possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At the annual meeting of shareholders held during the year immediately following the year in which directors are initially elected as Class I directors, the terms of the initial Class I directors shall expire and a new Class I shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; at the annual meeting of shareholders held during the second year following the year in which directors are initially elected as Class II directors, the terms of the initial Class II directors shall expire and a new Class II shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; and at the annual meeting of shareholders held during the third year following the year in which directors are initially elected as Class III directors, the terms of the initial Class III directors shall expire and a new Class III shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the Class of directors whose term expires at such annual meeting of shareholders shall be elected for a three-year term. Each director serving as a Class I, Class II or Class III director shall hold office until the expiration of the term for such Class as set forth in this Section 3.02 and until such director’s successor is elected and qualified, or until the earlier death, resignation or removal of such director.
Except as provided in Section 3.04, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The number of directors may be increased or decreased from time to time as provided herein or by amendment to these Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the Class of which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, retirement, disqualification, removal from office or death, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible; provided, however, that any such additional directors elected by the Board of Directors shall serve only for a term expiring at the next meeting of the shareholders called for the purpose of electing directors. Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.
3.03    Removal. Directors may be removed from the Board of Directors only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. If the director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. The shareholders may remove a director only at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. For purposes of this Section 3.03, “cause” shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the Corporation.
3.04    Vacancies. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 3.04 shall hold office until the next election of the Class for which such director shall have been chosen, and until such director’s successor is elected and qualified, or until the director’s earlier resignation, retirement, disqualification, removal from office or death; provided, however that a director chosen in accordance with this Section 3.04 to fill a newly-created directorship shall hold office only until the next election of directors by the shareholders and until such director’s successor is elected and qualified, or until the director’s earlier resignation, retirement, disqualification, removal from office or death. Even if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.
3.05    Compensation. Unless the Articles of Incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, that directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation determined by the Board of Directors for services rendered in such other capacity.
3.06    Committees. The Board of Directors by resolution may create one or more committees and appoint members of the Board of Directors to serve on such committees at the discretion of the Board of Directors. Except as limited by the Code, each committee will have the authority set forth in the resolution establishing such committee or in such committee’s charter as approved by the Board of Directors.
ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS
4.01    Regular Meetings. The Board of Directors shall hold a regular meeting on the same day as or immediately after an annual shareholders’ meeting or a special shareholders’ meeting held in lieu of an annual meeting. In addition, the Board of Directors may schedule and hold other meetings at regular intervals throughout the year.
4.02    Special Meetings. The Board of Directors shall hold a special meeting upon the call of the Chairman of the Board, the Chief Executive Officer or President or any two (2) directors.
4.03    Place of Meetings. The Board of Directors may hold meetings, both regular and special, at any place in or out of the State of Georgia. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.
4.04    Notice of Meetings. Unless the Articles of Incorporation provide otherwise, the Corporation is not required to give notice of the date, time, place, or purpose of a regular meeting of the Board of Directors. Unless the Articles of Incorporation provide otherwise, the Corporation shall give each member of the Board of Directors at least one (1) day’s prior notice of the date, time, and place of a special meeting of the Board of Directors. Notices of special meetings shall comply with Section 5.01 and may be waived in accordance with Section 5.02.
4.05    Quorum. Unless the Code, the Articles of Incorporation, or these Bylaws require a greater number, a quorum of the Board of Directors consists of a majority of the total number of directors that has been initially fixed in the Articles of Incorporation or that has been later prescribed by resolution of the shareholders or of the Board of Directors in accordance with Section 3.02.
4.06    Vote Required for Action.
(a)    If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the Articles of Incorporation, or these Bylaws require the vote of a greater number of directors.
(b)    A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(i)    he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;
(ii)    his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or
(iii)    he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.
The right to dissent or abstain is not available to a director who votes in favor of the action taken.

4.07    Participation by Conference Telephone or Other Means of Communication. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.
4.08    Adjournments. A majority of the directors present at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to regular as well as special meetings, including any meetings that are adjourned and reconvened. If a meeting of the Board of Directors is adjourned to a different date, time, or place, the Corporation is not required to give notice of the new date, time, or place or of the business to be transacted, if the new date, time, or place is announced at the meeting before adjournment. At the meeting reconvened after adjournment, the Board of Directors may transact any business that could have been transacted at the meeting that was adjourned.
4.09    Action by Directors Without a Meeting. Any action required or permitted by the Code to be taken at any meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by all of the members of the Board of Directors (or the committee, as the case may be). The action must be evidenced by one or more written consents or by electronic transmission describing the action taken, signed by each of the directors (or each of the directors serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
ARTICLE V
MANNER OF NOTICE TO AND WAIVER OF NOTICE
BY SHAREHOLDERS AND DIRECTORS
5.01    Manner of Notice.
(a)    Whenever these Bylaws require notice to be given to any shareholder or director, the notice must comply with this Section 5.01 in addition to any other Section of these Bylaws concerning notice and any provision in the Articles of Incorporation.
(b)    Notice to shareholders shall be in writing. Notice to a director shall be in writing unless oral notice is reasonable under the circumstances.
(c)    Notice may be communicated in person; by telephone, telegraph, electronic transmission, teletype, facsimile, or other form of wire or wireless communication; or by mail, e-mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the Code, the Articles of Incorporation, or these Bylaws, notice by e-mail, facsimile or electronic transmission, telegraph, or teletype shall be deemed to be notice in writing.

(d)    Written notice to shareholders, if in comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders; provided, however, that if the Corporation has more than five hundred (500) shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of meeting is mailed, with adequate postage prepaid, not less than thirty (30) days before the date of the meeting.
(e)    Except as provided in Section 5.01(d), written notice, if in a comprehensible form, is effective at the earliest of the following unless otherwise required by law:
(i)    when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence;
(ii)    five (5) days after its deposit in the mail, as evidenced by the postmark, or such longer period as provided in the Articles of Incorporation or these Bylaws, if mailed with first- class postage prepaid and correctly addressed; or
(iii)    on the date shown on the return receipt, if sent by registered or certified mail, or overnight delivery, return receipt requested, and the receipt is signed by or on behalf of the addressee.
(f)    Oral notice is effective when communicated if communicated in a comprehensible manner.
(g)    In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.
5.02    Waiver of Notice.
(a)    A shareholder may waive any notice required by the Code, Articles of Incorporation or these Bylaws, before or after the date and time stated in the notice. Except as provided in Section 5.02(b), the waiver must be in writing or by electronic transmission, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
(b)    A shareholder’s attendance at a meeting:
(i)    waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and
(ii)    waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(c)    A shareholder’s waiver of notice is not required to specify the business transacted or the purpose of the meeting unless required by the Code or these Bylaws.
(d)    A director may waive any notice before or after the date and time stated in the notice. Except as provided in Section 5.02(e), the waiver must be in writing or by electronic transmission, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
(e)    A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
ARTICLE VI
OFFICERS
6.01    Duties. The officers of the Corporation may include a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Secretary and any other officers as may be appointed by the Board of Directors, as it determines, in its sole discretion, to be necessary or desirable. The officers will have the authority and will perform the duties as set forth in these Bylaws. The other officers that are appointed will have the authority and will perform the duties as established by the Board of Directors from time to time.
6.02    Appointment and Term. The Board of Directors appoints the individuals who will serve as officers of the Corporation. An individual may simultaneously hold more than one office. Any officer appointed in accordance with this Article VI may appoint one (1) or more officers or assistant officers. All officers serve at the pleasure of the Board of Directors. The Board of Directors may remove with or without cause any officer.
6.03    Compensation. The Board of Directors or a committee thereof will fix the compensation, if any, of all corporate officers.
6.04    Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors. The Chairman of the Board shall have such other powers and duties as may be delegated to him or her from time to time by the Board of Directors.
6.05    Chief Executive Officer. The Chief Executive Officer shall be primarily responsible for the general management of the business affairs of the Corporation and for implementing policies and directives of the Board of Directors. The Chief Executive Officer shall also preside at all meetings of shareholders and the Board of Directors during the absence or disability of the Chairman of the Board. Unless the Articles of Incorporation, these Bylaws, or a resolution of the Board of Directors provides otherwise, the Chief Executive Officer may execute and deliver on behalf of the Corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Code. The Chief Executive Officer shall have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

6.06    President. In the absence of the Chairman of the Board and the Chief Executive Officer, or if there is none, the President shall preside at meetings of the shareholders and Board of Directors. The President shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board and the Chief Executive Officer or whenever the offices of the Chairman of the Board and the Chief Executive Officer are vacant. The President will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.
6.07    Chief Financial Officer. The Chief Financial Officer shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, Chief Executive Officer or the President. The Chief Financial Officer will have responsibility for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Chief Financial Officer will cause to be maintained true accounts of all receipts and disbursements and will make reports of these to the Board of Directors, upon its request, and to the Chief Executive Officer or the President, upon his or her request. The Chief Financial Officer will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.
6.08    Secretary. The Secretary will have responsibility for preparing minutes of the acts and proceedings of all meetings of the shareholders, of the Board of Directors, and of any committees of the Board of Directors, as directed by the chairperson of a particular committee. The Secretary will have authority to give all notices required by the Code, other applicable law, or these Bylaws. The Secretary will have responsibility for the custody of the corporate books, records, contracts, and other corporate documents. The Secretary will have authority to affix the corporate seal to any lawfully executed document and will sign any instruments that require his or her signature. The Secretary will authenticate records of the Corporation. The Secretary will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the Chief Executive Officer or the President, any assistant secretary has the authority and may perform the duties of the Secretary.
6.09    Bonds. The Board of Directors by resolution may require any or all of the officers, agents, or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions that from time to time may be required by the Board of Directors.
ARTICLE VII
SHARES
7.01    Authorization and Issuance of Shares. The Board of Directors may authorize shares of any class or series provided for in the Articles of Incorporation to be issued for consideration deemed valid under the provisions of the Code, including fractional shares of any class or series as provided. In addition, before the Corporation issues the shares authorized by the Board of Directors, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. To the extent provided in the Articles of Incorporation, the Board of Directors will determine the preferences, limitations, and relative rights of such shares before their issuance.
7.02    Share Certificates. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Code. The interest of each shareholder may be evidenced by a certificate or certificates representing shares of the Corporation which, if any, shall be in such form as Board of Directors may from time to time adopt. Share certificates, if any, shall be numbered consecutively, shall be in registered form shall indicate the date of issuance, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary; provided, however, that where a certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles. If a certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile. The corporate seal need not be affixed. The interest of a shareholder in the Corporation also may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange or automated quotation system on which the shares of the Corporation’s stock may from time to time be quoted or listed.
7.03    Registered Owner. The Corporation may treat the registered owner of any share of capital stock of the Corporation as the person exclusively entitled to vote that share and to receive any dividend or other distribution with respect to that share and as the exclusive owner of that share for all other purposes. Accordingly, the Corporation is not required to recognize any other person’s equitable, or other, claim to or interest in that share, whether or not the Corporation has express or other notice of the claim or interest, except as provided otherwise by law.
7.04    Transfers of Shares. The Board of Directors shall have power and authority to make all rules and regulations as they may deem expedient concerning the transfer and registration of shares of the Corporation. Transfer of shares shall be in accordance with such rules and regulations. The Board of Directors shall have authority to appoint a transfer agent and/or a registrar for the shares of its capital stock, and to empower them or either of them in such manner and to such extent as it may deem best, and to remove such agent or agents from time to time, and to appoint another agent or other agents. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the registered owner, or by an attorney lawfully constituted in writing. With respect to certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 7.06 shall have been met. Upon transfer of uncertificated shares, the record of such person’s stock shall be cancelled and shares shall be transferred to the person entitled thereto upon the issuance of a certificate or electronic transfer of such shares.

7.05    Duty of Corporation to Register Transfer. Notwithstanding any provision in Section 7.04, the Corporation is not under a duty to register the transfer of a share unless:
(d)    the certificate representing that share is endorsed by the appropriate person or persons;
(e)    reasonable assurance is given that the endorsement or affidavit (in the case of a lost, stolen, or destroyed certificate) is genuine and effective;
(f)    the Corporation either has no duty to inquire into adverse claims or has discharged that duty;
(g)    the requirements of any applicable law relating to the collection of taxes for the proposed transfer have been met; and
(h)    the transfer is in fact rightful or is to a bona fide purchaser.
7.06    Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate has been lost, stolen, or destroyed must make an affidavit or affirmation of that fact in the manner prescribed by the Board of Directors. In addition, if the Board of Directors requires, the person must give the Corporation a bond of indemnity in a form and amount, and with one or more sureties, satisfactory to the Board of Directors. Once the person has satisfactorily completed these steps, the Corporation will issue an appropriate new certificate to replace the certificate alleged to have been lost, stolen or destroyed.
7.07    Record Date with Regard to Shareholder Action. If not otherwise fixed under Section 14-2-703 or 14-2-707 of the Code, the record date for determining shareholders entitled to notice of and entitled to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders. The Board of Directors may fix a future date as the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action (except an action provided for in Section 8.02). Any future date fixed as a record date may not be more than seventy (70) days before the date on which the meeting is to be held or the action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If the Board of Directors does not fix a future date as a record date, the Corporation will determine the record date in accordance with the Code.
ARTICLE VIII
DISTRIBUTIONS
8.01    Authorization or Declaration. Subject to any restriction in the Articles of Incorporation, the Board of Directors from time to time in its discretion may authorize or declare and the Corporation may make distributions to the shareholders in accordance with the Code.

8.02    Record Date With Regard to Distributions. The Board of Directors may fix a future date as the record date in order to determine shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation’s shares). If the Board of Directors does not fix a future date as the record date, the Corporation will determine the record date in accordance with the Code.
ARTICLE IX
INDEMNIFICATION
9.01    Definitions. As used in this Article IX, the term:
(c)    “Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
(d)    “director” or “officer” means an individual who is or was a director or officer, respectively, of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context otherwise requires, the estate or personal representative of a director or officer.
(e)    “disinterested director” or “disinterested officer” means a director or officer, respectively who at the time of an evaluation referred to in Section 9.05(b) is not;
(i)    A party to the proceeding; or
(ii)    An individual having a familial financial, professional, or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s or officer’s judgment when voting on the decision being made.
(f)    “expenses” includes counsel fees.
(g)    “liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
(h)    “party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(i)    “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.
(j)    “Reviewing Party” shall mean the person or persons making the determination as to reasonableness of expenses pursuant to Section 9.05, and shall not include a court making any determination under this Article IX or otherwise.
9.02    Basic Indemnification Arrangement.
(a)    The Corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided, however that the Corporation shall not indemnify a director or officer under this Article IX for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:
(iv)    For any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;
(v)    For acts or omissions which involve intentional misconduct or a knowing violation of law;
(vi)    For the types of liability set forth in Section 14-2-832 of the Code; or
(vii)    For any transaction from which he or she received an improper personal benefit.
(b)    If any person is entitled under any provision of this Article IX to indemnification by the Corporation for some portion of liability incurred by him or her, but not the total amount thereof, the Corporation shall indemnify such person for the portion of such liability to which he or she is entitled.
9.03    Advances for Expenses.
(i)    The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the Corporation:
(i)    A written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in Section 9.02(a) above; and
(ii)    His or her written undertaking (meeting the qualifications set forth below in Section 9.03(b)) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article IX or the Code.
(j)    The undertaking required by Section 9.03(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment. If a director or officer seeks to enforce his or her rights to indemnification in a court pursuant to Section 9.04 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.
9.04    Court-Ordered Indemnification and Advances for Expenses. A director or officer who is a party to a proceeding shall have the rights to court-ordered indemnification and advances for expenses as provided in the Code.
9.05    Determination of Reasonableness of Expenses.
(a)    The Corporation acknowledges that indemnification of, and advancement of expenses to, a director or officer under Section 9.02 has been pre-authorized by the Corporation as permitted by Section 14-2-859(a) of the Code, and that pursuant to authority exercised under Section 14-2-856 of the Code, no determination need be made for a specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met a particular standard of conduct. Nevertheless, except as set forth in Section 9.05(b) below, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made as follows:
(iii)    If there are two (2) or more disinterested directors, by the Board of Directors by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(iv)    If there are fewer than two (2) disinterested directors, by the Board of Directors (in which determination directors who do not qualify as disinterested directors may participate); or
(v)    By the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.
(b)    Notwithstanding the requirement under Section 9.05(a) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by Section 9.05(a) within sixty (60) days following the later of;
(i)    the Corporation’s receipt of the affirmative undertaking required by Section 9.03(a); or
(ii)    the Corporation’s receipt of invoices for specific expenses to be reimbursed or advance.
9.06    Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses under this Article IX to an employee or agent of the Corporation who is not a director or officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance expenses to a director, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors, in each case consistent with public policy.
9.07    Liability Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article IX or the Code.
9.08    Witness Fees. Nothing in this Article IX shall limit the Corporation’s power to pay or reimburse expenses incurred by a person in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.
9.09    Report to Shareholders. To the extent and in the manner required by the Code from time to time, if the Corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance to the shareholders.
9.10    No Duplication of Payments; Nonexclusive. The Corporation shall not be liable under this Article IX to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Code or otherwise.
9.11    Subrogation. In the event of payment under this Article IX, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
9.12    Contract Rights. The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

9.13    Amendments. It is the intent of the Corporation to indemnity and advance expenses to its directors and officers to the fullest extent permitted by the Code, as amended from time to time. To the extent that the Code is hereafter amended to permit a Georgia corporation to provide to its directors and officers greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article IX shall be deemed amended to require such greater indemnification or more liberal advancement of expenses to the Corporation’s directors and officers, in each case consistent with the Code as so amended from time to time. No amendment, modification or rescission of this Article IX, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.
9.14    Severability. To the extent that the provisions of this Article IX are held to be inconsistent with the provisions of Article 8, Part 5, of the Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article IX (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article IX shall remain enforceable to the fullest extent permitted by law.
ARTICLE X
MISCELLANEOUS
10.01    Inspection of Records. The Board of Directors may determine what corporate records, other than those specifically required by the Code to be made open to inspection, will be made open to the right of inspection by the shareholders. In addition, the Board of Directors may fix reasonable rules not in conflict with the Code regarding the inspection of corporate records that are required by the Code or are permitted by determination of the Board of Directors to be made open to inspection. The right of inspection granted in Section 14-2-1602(c) of the Code is not available to any shareholder owning two percent (2%) or less of the shares outstanding, unless the Board of Directors in its discretion grants prior approval for the inspection to the shareholder.
10.02    Fiscal Year. The Board of Directors may determine the fiscal year of the Corporation and may change the fiscal year from time to time as the Board of Directors deems appropriate.
10.03    Corporate Seal. If the Board of Directors determines that the Corporation should have a corporate seal for the Corporation, the corporate seal will be in the form the Board of Directors from time to time determines.
10.04    Financial Statements. In accordance with the Code, the Corporation shall prepare and provide to the shareholders such financial statements as may be required by the Code.
10.05    Conflict with Articles of Incorporation. In the event that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, the provision in the Articles of Incorporation will govern.

ARTICLE XI
AMENDMENTS
11.01    Power to Amend Bylaws. Subject, in each case, to the Articles of Incorporation and the Code:
(k)    the Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws;
(l)    any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws may be adopted, by the shareholders; and
(m)    Article XII shall be amended only in the manner provided by relevant provisions of the Code.
ARTICLE XII
CERTAIN PROVISIONS OF GEORGIA LAW
12.01    Fair Price Requirements. All of the requirements of Article 11, Part 2, of the Code included in Sections 14-2-1110 through 1113 (and any successor provisions thereto) shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.
12.02    Business Combinations. All of the requirements of Article 11, Part 3, of the Code included in Sections 14-2-1131 through 1133 (and any successor provisions thereto) shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.
ARTICLE XIII
EMERGENCY BYLAWS
13.01    Emergency Bylaws. This Article XIII shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an “emergency”), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article XIII, the bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article XIII shall cease to be operative.
13.02    Meetings. During any emergency, a meeting of the Board of Directors or any committee thereof may be called (i) by any director or (ii) by the Chief Executive Officer, President, Chief Financial Officer or the Secretary (the “Designated Officers”) of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

13.03    Quorum. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article XIII, the presence or participation of two directors, one director and a Designated Officer, or two (2) Designated Officers shall constitute a quorum for the transaction of business.
13.04    Bylaws. At any meeting called in accordance with this Article XIII, the Board of Directors or a committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XIII so as to make any provision that may be practical or necessary for the circumstance of the emergency.
13.05    Liability. Corporate action taken in good faith in accordance with the emergency bylaws may not be used to impose liability on a director, officer, employee or agent of the Company.
13.06    Repeal or Change. The provisions of this Article XIII shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of Section 13.05 with regard to action taken prior to the time of such repeal or change.